Execution Version
Exhibit 10.3
AMENDED AND RESTATED KEY EMPLOYEE AGREEMENT
This Amended and Restated Key Employee Agreement (“Agreement”) is made and entered into by and between Berry Petroleum Company, LLC, a Delaware limited liability company (the “Company”), and Jeffrey Magids (“Employee”) effective as of August 5, 2025 (the “Effective Date”).

WHEREAS, the Company and Employee entered into that certain Key Employee Agreement dated effective as of January 21, 2025 (the “Prior Agreement”);
WHEREAS, the Company and Employee desire to amend and restate the Prior Agreement and enter into this Agreement, which supersedes and replaces the Prior Agreement in its entirety; and
WHEREAS, the board of directors (the “Board”) of Berry Corporation (bry), a Delaware corporation (“Berry Corporation”), along with the Company, acknowledge that Employee possesses skills and knowledge that are valuable to the Company Group (as defined below) and the Company wishes to enter this Agreement in order to better ensure itself of access to the continued services of Employee and in order to protect the legitimate business interests of the Company Group.
NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.Definitions. The following terms shall have the following meanings:
(a)“Annual Incentive Bonus” shall mean the Employee’s annual cash short-term incentive bonus under the Company’s Annual Incentive Plan.
(b)“Base Salary” shall mean, as of any given date, Employee’s annualized base salary on such date.
(c)“Business Opportunities” shall mean all business ideas, prospects, proposals or other opportunities pertaining to the lease, acquisition, exploration, production, gathering or marketing of hydrocarbons and related products and the exploration potential of geographical areas on which hydrocarbon exploration prospects are located, which are developed by Employee during the Term, or originated by any third party and brought to the attention of Employee during the Term, together with information relating thereto (including, without limitation, geological and seismic data and interpretations thereof, whether in the form of maps, charts, logs, seismographs, calculations, summaries, memoranda, opinions or other written or charted means).
(d)“Cause” shall mean:
(i) Employee’s repeated failure to fulfill substantially Employee’s material obligations with respect to Employee’s employment (which failure, if able to be cured, remains uncured or continues or recurs thirty (30) days after written notice from the executive officer to whom the Employee directly reports (or any officer of the Company senior to such officer, collectively the “Reporting Officer”) or the Board);
(ii)Employee’s conviction of or plea of guilty or nolo contendere to a felony or to a crime involving moral turpitude resulting in material financial or reputational harm to the Company, Berry Corporation, or any of their subsidiaries or affiliates;
(iii) Employee’s engaging in conduct that constitutes gross negligence or gross misconduct in carrying out Employee’s duties with respect to Employee’s employment hereunder;
(iv)a material violation by Employee of any non-competition or non-solicitation provision, or of any confidentiality provision, contained in an employment agreement or any agreement between Employee and the Company, Berry Corporation, or any of their subsidiaries or affiliates;
(v)any act by Employee involving dishonesty relating to the business of the Company, Berry Corporation, or any of their subsidiaries or affiliates that adversely and materially affects the business of the Company, Berry Corporation, or any of their subsidiaries or affiliates; or
(vi)a material breach by Employee of the Company’s written code of ethics or any other material written policy or regulation of the Company, Berry Corporation, or any of their subsidiaries or affiliates governing the conduct of its employees or contractors (which breach, if able to be cured, remains uncured or continues or recurs 30 days after written notice from the Reporting Officer or the Board).
(e) “Change in Control Qualifying Termination” shall mean a termination of Employee’s employment with the Company (and all members of the Company Group) by the Company or any member of the Company Group without Cause (and not as a result of Employee’s death or Disability) or by the Employee with Good Reason, in each case, where Employee’s Termination Date occurs during the period that begins on the date of the consummation of the Sale of the Company and ends on the twelve (12) month anniversary of such Sale of the Company.
(f)“Company Group” shall mean, collectively, Berry Corporation and its direct and indirect subsidiaries as may exist from time to time, including the Company.
(g)“Disability” shall mean the earlier of (i) written determination by a physician selected by the Company and reasonably agreed to by Employee that Employee has been unable to perform substantially Employee’s usual and customary duties under this Agreement for a period of at least one hundred twenty (120) consecutive days or a non-consecutive period of one hundred eighty (180) days during any twelve (12) month period as a result of incapacity due to mental or physical illness or disease; and (ii) “disability” as such term is defined in the Company’s long-term disability insurance plan, or the long-term disability insurance plan of any successor to the Company, as applicable. At any time and from time to time, upon reasonable request therefor by the Company, Employee will submit to reasonable medical examination for the purpose of determining the existence, nature and extent of any such disability. Any physician selected by the Company will be Board Certified in the appropriate field, will have no actual or potential conflict of interest, and may not be a physician who has been retained by the Company for any purpose within the prior three years.

(h)“Good Reason” shall mean means the occurrence of any of the following without Employee’s written consent: (a) a material reduction in Employee’s Base Salary; provided, however, that the Company may decrease Employee’s Base Salary at any time and from time to time so long as such decreases do not exceed, in the aggregate, more than ten percent (10%) of Employee’s Base Salary and such decreases are part of similar reductions applicable to the Company’s similarly situated executive officers and, for the avoidance of doubt, such decrease shall not constitute Good Reason; (b) a permanent relocation of Employee’s principal place of employment that results in an increase of more than thirty (30) miles in the distance between Employee’s principal residence at the time of such relocation and Employee’s principal place of employment; (c) any material breach by the Company of any material provision of this Agreement; (d) the Company’s failure to obtain an agreement from any successor to the Company to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no succession had taken place, except where such assumption occurs by operation of law; or (e) a material diminution in the nature or scope of the Employee’s authority or responsibilities from those applicable to Employee as of the Effective Date (or as modified thereafter consistent with this Agreement). Employee cannot terminate Employee’s employment for “Good Reason” unless Employee has provided written notice to the Company of the existence of the circumstances providing grounds for termination for Good Reason within ninety (90) days of the initial existence of such grounds and the Company has had at least thirty (30) days from the date on which such notice is provided to cure such circumstances. If Employee does not deliver a notice of termination for “Good Reason” within thirty (30) days after such cure period, then Employee will be deemed to have waived Employee’s right to terminate for “Good Reason.”
(i)“Intellectual Property” will mean all ideas, inventions, discoveries, processes, designs, methods, substances, articles, computer programs and improvements (including, without limitation, enhancements to, or further interpretation or processing of, information that was in the possession of Employee prior to the date of this Agreement), whether or not patentable or copyrightable, which do not fall within the definition of Business Opportunities, which Employee discovers, conceives, invents, creates or develops, alone or with others, during the Term, if such discovery, conception, invention, creation or development (a) occurs in the course of Employee’s employment with the Company, or (b) occurs with the use of any of the time, materials or facilities of the Company or its direct or indirect subsidiaries, or (c) in the good faith judgment of a Reporting Officer, relates or pertains in any material way to the purposes, activities or affairs of the Company Group.
(j)“Qualifying Termination” shall mean a termination of Employee’s employment with the Company (and all members of the Company Group) by the Company or any member of the Company Group without Cause (and not as a result of Employee’s death or Disability).
(k)“Sale of the Company” means the first to occur of:
(i)The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (i) the then-outstanding equity interests of Berry Corporation (the “Outstanding Company Equity”) or (ii) the combined voting power of the then-outstanding voting securities of Berry Corporation entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Agreement, the following acquisitions will not constitute a Sale of the Company: (A) any acquisition directly from Berry Corporation, (B) any acquisition by Berry Corporation, (C) any acquisition by any employee benefit plan (or related trust)

sponsored or maintained by the Company or any affiliated company, or (4) any acquisition by any corporation or other entity pursuant to a transaction that complies with the provisions of section (iii)(c) below;
(ii)Any time at which individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Berry Corporation’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board; or
(iii)Consummation of (a) a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving Berry Corporation or any of its subsidiaries, (b) a sale or other disposition of assets of Berry Corporation that have a total gross fair market value (i.e., determined without regard to any liabilities associated with such assets) equal to or more than 75% of the total gross fair market value of all of the assets of Berry Corporation immediately prior to such sale or other disposition, or (c) the acquisition of assets or equity interests of another entity by Berry Corporation or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Equity and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding equity interests and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, or equivalent body, of the entity resulting from such Business Combination (including, without limitation, a corporation or other entity that, as a result of such transaction, owns Berry Corporation or all or substantially all of Berry Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Equity and the Outstanding Company Voting Securities, (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of Berry Corporation or such other entity resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of, respectively, the then-outstanding equity interests of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation or equivalent body of any other entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination.
(l)“Termination Date” shall mean the date Employee’s employment with the Company terminates such that, as a result of such termination, Employee is no longer employed by any member of the Company Group.
2.Term of Agreement. The term of this Agreement will be for a period of one (1) year (the “Initial Term”), commencing on the Effective Date. On each anniversary of the Effective Date (each a “Term Extension Date”), the term of this Agreement will automatically, without further action by Employee or the Company, be extended for one (1) year; provided, however, that either Employee or the Company may, by written notice to the other given not less than sixty (60) days prior to the then-applicable Term Extension Date, cause the term of this Agreement to cease to extend automatically, in which case the term of this Agreement shall automatically terminate upon the next Term Extension Date. The term of this Agreement is hereafter referred to as the “Term.”
3.Compensation Upon Termination.
(a)Termination Generally. If Employee’s employment hereunder terminates for any reason other than as described in Section 3(b) below, then all compensation and all benefits to Employee hereunder will terminate contemporaneously with such termination of employment, except that Employee will be entitled to entitled to (the following clauses (i) through (iii), collectively, the “Accrued Rights”): (i) payment of all accrued and unpaid Base Salary to the Termination Date, (ii) reimbursement for all incurred but unreimbursed expenses for which Employee is entitled to reimbursement pursuant to the Company’s expense reimbursement policy, and (iii) payment for all then-existing accrued, unused vacation and other benefits to which Employee is entitled under the terms of any applicable benefit plan or program of the Company or an affiliate. The Accrued Rights shall be paid to Employee on the Company’s first regularly scheduled pay date that is on or after the Termination Date. Any other amounts or benefits that may become due or owing to Employee upon a termination of employment pursuant to the Company’s compensation or benefit plans shall be paid pursuant to the governing documents for such payments or benefits.
(b)Qualifying Termination and Change in Control Qualifying Termination. In the event of Employee’s Qualifying Termination or Change in Control Qualifying Termination, then all compensation and all benefits to Employee will terminate contemporaneously with such termination of employment, except that Employee will be entitled to receive the Accrued Rights, which will be paid or provided (as applicable) to Employee at such time as provided in Section 3(a), and, subject to Section 3(c), the severance benefits (the “Severance Benefits”) set forth in clauses (i) through (iv) below.
(i)Unpaid Prior Year Annual Incentive Bonus. The Company will pay Employee any earned but unpaid Annual Incentive Bonus for the calendar year ending prior to the Termination Date. This amount will be payable to Employee (assuming the applicable performance goals were achieved and all other terms were satisfied for the amount to become due and payable) in a lump sum on or before the later to occur of (i) the date such annual bonuses are paid to employees who have continued employment with the Company, or (ii) the date that is 60 days following the Termination Date (or, if earlier, March 15th of the calendar year following the calendar year in which the Termination Date occurs).
(ii)Prorated Current Year Annual Incentive Bonus. The Company will pay Employee a bonus for the calendar year in which the Termination Date occurs in an amount measured by reference to the Annual Incentive Bonus that would have become payable to Employee for such year and based on the Company’s actual performance for such year, and prorated through and including the Termination Date (based on the ratio of the number of days Employee was employed by the Company during such year to the number of days in such year). This amount will be payable to Employee in a lump sum on or before the later to occur of (i) the date such annual bonuses are paid to employees who have continued employment with the Company, or (ii) the date that is sixty (60) days following the Termination Date (or, if earlier, March 15th of the calendar year following the calendar year in which the Termination Date occurs).

(iii)Severance Payment.
(A)In the event of Employee’s Qualifying Termination, Employee will be entitled to receive an amount equal to Employee’s Base Salary as of the date immediately preceding the Termination Date. Such amount shall be paid by the Company to Employee in twelve (12) substantially equal monthly installments beginning on the Company’s first regularly scheduled pay date that is on or after the date that the Release (as defined below) becomes effective and irrevocable (the “Payment Date”).
(B)In the event of a Change in Control Qualifying Termination, Employee will be entitled to receive an amount equal to two (2) times the sum of (i) the amount equal to Employee’s Base Salary as of the date immediately preceding the Termination Date (or, if Employee terminates for Good Reason, the amount equal to Employee’s Base Salary before the reduction giving rise to Good Reason) and (ii) the target amount of Employee’s Annual Incentive Bonus (at the higher of the rates in effect immediately prior to the Sale of the Company) for the year in which such termination occurs. Such amount shall be paid by the Company to Employee in a lump sum on the Payment Date.
(iv)COBRA Reimbursement. In the event of a Change in Control Qualifying Termination, if Employee timely and properly elects continuation coverage under the Consolidated Omnibus Reconciliation Act of 1985 (“COBRA”), the Company shall reimburse Employee for the monthly COBRA premium paid by Employee for Employee and Employee’s dependents. Any such reimbursement for the period prior to the Payment Date shall be paid to Employee in a lump sum on the Payment Date and any reimbursement for any month (or portion thereof) on and after the Payment Date shall be paid to Employee on the tenth (10th) day of the month immediately following the month in which Employee timely remits the premium payment and provides evidence of such payment to the Company. Employee shall be eligible to receive such reimbursement until the earliest of: (i) the 12- month anniversary of the Termination Date; (ii) the date Employee is no longer eligible to receive COBRA continuation coverage; and (iii) the date on which Employee becomes eligible to receive substantially similar coverage from another employer (which date shall be promptly reported to the Company by Employee); provided, however, that the election of COBRA continuation coverage and the payment of any premiums due with respect to such COBRA continuation coverage shall remain Employee’s sole responsibility, and the Company shall not assume any obligation for payment of any such premiums. Notwithstanding the foregoing, if the provision of the benefits described in this paragraph cannot be provided in the manner described above without penalty, tax or other adverse impact on the Company or any other member of the Company Group, then the Company and Employee agree to reform this Section 3(b)(iv) in a manner as is necessary to avoid such adverse impact on the Company or any other member of the Company Group.
(c)Release Requirement; Continuing Obligations. Any obligation of the Company to pay any amount set forth in Section 3(b)(ii) or (iii) is conditioned upon, and the timing of which such amounts (if any) are and become payable is subject to, Employee: (i) signing and returning to the Company (and not revoking within any time provided by the Company to do so), in the time provided by the Company to do so, a release of claims in favor of the Company, its affiliates and their respective officers and directors in a form substantially similar to that attached as Exhibit A to this Agreement (the “Release”), which Release shall be delivered to Employee by the Company no later than five (5) business days following the Termination Date, and (ii) Employee’s continued compliance with the terms of this Agreement that survive termination of Employee’s employment, including, without limitation, the provisions of Section 4 below. If, following a termination of employment that gives Employee a right to Severance Benefits under Section 3(b)(ii) or (iii), Employee violates any provision of Section 4 of this Agreement, Employee will have no further right or claim to any payments or other benefits to which Employee may otherwise be entitled under Section 3(b)(ii) or (iii) from and after the date on which Employee engages in such activities and the Company will have no further obligations with respect to such payments or benefits, and Section 4 of this Agreement will nevertheless continue in full force and effect.
4.Restrictive Covenants.
(a)Confidential Information.
(i)Confidentiality. Employee hereby acknowledges that in connection with Employee’s employment by the Company Employee will be exposed to and will obtain certain Confidential Information (as defined below) (including, without limitation, procedures, memoranda, notes, records and customer and supplier lists whether such information has been or is made, developed or compiled by Employee or otherwise has been or is made available to Employee) regarding the business and operations of the Company or any other member of the Company Group. Employee further acknowledges that such Confidential Information is unique, valuable, considered trade secrets and deemed proprietary by the Company Group. For purposes of this Agreement, “Confidential Information” includes, without limitation, any information heretofore or hereafter acquired, developed or used by any member of the Company Group relating to Business Opportunities or Intellectual Property or other geological, geophysical, economic, financial or management aspects of the business, operations, properties or prospects of the members of the Company Group, whether oral or in written form Employee agrees that all Confidential Information is and will remain the property of the Company Group. Employee further agrees, except for disclosures occurring in the good faith performance of Employee’s duties for the Company, Employee will, for the duration of the Term, hold in the strictest confidence all Confidential Information, and will not, during the Term and for a period of five years after the Termination Date, directly or indirectly, duplicate, sell, use, lease, commercialize, disclose or otherwise divulge to any person or entity any portion of the Confidential Information or use any Confidential Information, directly or indirectly, for Employee’s own benefit or profit or allow any person, entity or third party, other than the Company or other member of the Company Group and authorized employees of the same, to use or otherwise gain access to any Confidential Information. Employee will have no obligation under this Agreement with respect to any information that becomes generally available to the public other than as a result of a disclosure by Employee or Employee’s agent or other representative or becomes available to Employee on a non-confidential basis from a source other than a member of the Company Group. Further, Employee will have no obligation under this Agreement to keep confidential any of the Confidential Information to the extent that a disclosure of it is required by law or is consented to by the Company, provided, however, that if and when such a disclosure is required by law, Employee promptly will provide the Company with notice of such requirement, so that the Company may seek an appropriate protective order.
(ii)SEC Provisions. Employee understands that nothing contained in this Agreement limits Employee’s ability to: (i) file a charge or complaint with the Securities and Exchange Commission (“SEC”), (ii) initiate communications with, cooperate with, provide information to, cause information to be provided to, or otherwise assist in any investigation by the SEC or any other governmental agency (including the Department of Justice, Department of Labor, any Inspector General, and any other governmental agency, commission or regulatory authority) regarding a possible violation of any law, or (iii) make any other disclosures that are protected under the whistleblower provisions of any applicable law. Employee further understands that this Agreement does not limit Employee’s ability to communicate with the SEC or other governmental agency or otherwise participate in any investigation or proceeding that may be conducted by the SEC or other governmental agency, including providing documents or other information, without notice to the Company or any other member of the Company Group. This Agreement does not limit Employee’s right to receive an award for information provided to the SEC.
(iii)Trade Secrets. The parties specifically acknowledge that 18 U.S.C. § 1833(b) provides “An individual will not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made—(A) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that arc expressly allowed by 18 U.S.C. § 1833(b). Accordingly, notwithstanding anything to the contrary in the foregoing, the parties to this Agreement have the right to disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law.
(b)Return of Property. Employee agrees to deliver promptly to the Company, upon termination of Employee’s employment, or at any other time when the Company so requests, all documents in Employee’s possession relating to the business of the Company Group, including without limitation, all geological and geophysical reports and related data such as maps, charts, logs, seismographs, seismic records and other reports and related data, calculations, summaries, memoranda and opinions relating to the foregoing, production records, electric logs, core data, pressure data, lease files, well files and records, land files, abstracts, title opinions, title or curative matters, contract files, notes, records, drawings, manuals correspondence, financial and accounting information, customer lists, statistical data and compilations, patents, copyrights, trademarks, trade names, inventions, formulae, methods, processes, agreements, contracts, manuals or any documents relating to the business of the Company Group and all copies thereof and therefrom; provided, however, that Employee will be permitted to retain copies of any documents or materials of a personal nature or otherwise related to Employee’s rights under this Agreement, copies of this Agreement and any attendant or ancillary documents specifically including any documents referenced in this Agreement and copies of any documents related to Employee’s equity-based incentive awards or other compensation.
(c)Non-Competition.
(i)Non-Compete Obligations During the Term. Employee agrees that, during the Term:
(A)Employee will not, other than through the Company or Berry Corporation, engage or participate in any manner, whether directly or indirectly as an employee, employer, consultant, agent, principal, partner, more than 1% shareholder, officer, director, licensor, lender, lessor or in any other individual or representative capacity, in any business or activity which is engaged in direct competition anywhere in the United States with the Company, Berry Corporation, or any of their direct or indirect subsidiaries, in leasing, acquiring, exploring, producing, gathering or marketing hydrocarbons and related products; and

(B)Employee will not (directly or indirectly through any family members or other persons) knowingly permit any of Employee’s controlled affiliates to invest or otherwise participate alongside the Company, Berry Corporation, or their direct or indirect subsidiaries, in any Business Opportunity.
(C)Notwithstanding the foregoing, nothing in this Section 4(c)(i) will be deemed to prohibit Employee from owning, or otherwise having an interest in, less than 3% of any publicly owned entity or 3% or less of any private equity fund or similar investment fund that invests in any business or activity engaged in any of the activities set forth above, provided that Employee has no active role with respect to any investment by such fund in any entity
(ii)Non-Compete Obligations After Termination Date. Employee agrees that some restrictions on Employee’s activities after Employee’s employment are necessary to protect the goodwill, Confidential Information, and other legitimate interests of the Company, Berry Corporation, and their direct and indirect subsidiaries. The Company has provided and following the Effective Date the Company will provide Employee with access to and knowledge of Confidential Information and will place Employee in a position of trust and confidence with the Company, and Employee will benefit from (and help develop) the Company’s goodwill. The restrictive covenants below are necessary to protect the Company’s and Berry Corporation’s legitimate business interests in their Confidential Information, trade secrets and goodwill. Employee further understands and acknowledges that the Company’s and Berry Corporation’s ability to reserve these for the exclusive knowledge and use of the Company and Berry Corporation is of great competitive importance and commercial value to the Company and Berry Corporation and that the Company and Berry Corporation would be irreparably harmed if Employee violates the restrictive covenants herein. As a condition of Employee’s continued employment hereunder and the continued imparting to Employee of Confidential Information, Employee hereby agrees that Employee will not engage or participate in any manner, whether directly or indirectly as an employee, employer, consultant, agent principal, partner, more than 1% shareholder, officer, director, licensor, lender, lessor, or in any other individual or representative capacity during the two-year period following the Termination Date, in any business or activity which is in direct competition with the business of the Company, Berry Corporation, or their direct or indirect subsidiaries, in each case in the leasing, acquiring, exploring, producing, gathering or marketing of hydrocarbons and related products within the boundaries of, or within a ten-mile radius of the boundaries of, any mineral property interest of any of the Company, Berry Corporation, or their direct or indirect subsidiaries (including, without limitation, a mineral lease, overriding royalty interest, production payment, net profits interest, mineral fee interest or option or right to acquire any of the foregoing, or an area of mutual interest as designated pursuant to contractual agreements between the Company or any direct or indirect subsidiary, and any third party) or any other property on which any of the Company, Berry Corporation, or their direct or indirect subsidiaries has an option, right, license or authority to conduct or direct exploratory activities, such as three-dimensional seismic acquisition or other seismic, geophysical and geochemical activities (but not including any preliminary geological mapping), as of the Termination Date or as of the end of the six-month period following such Termination Date; provided, that, nothing in this this Section 4(c)(ii) will be deemed to prohibit Employee from (x) engaging in any business activities within the State of California, or (y) owning, or otherwise having an interest in, less than 3% of any publicly owned entity or 3% or less of any private equity fund or similar investment fund that invests in any business or activity engaged in any of the activities set forth above, provided that Employee has no active role with respect to any investment by such fund in any entity.
(iii)Board Permission. Without limiting this Section 4(c), Employee may, in Employee’s sole discretion, bring proposed activities of a Covered Entity to the attention of the Board and request that the Board review the proposed activities upon full disclosure to the Board of all material facts concerning the proposed activity, and inform the Employee in writing as to whether such proposed activities violate this Section 4(c). The Board’s written determination in this matter shall not be unreasonably withheld and it shall conclusively bind the parties hereto
(d)Non-Solicitation. During the Term and for a period of twelve (12) months after the Termination Date, Employee agrees and covenants that Employee will not, whether for Employee’s own account or for the account of any other person (other than a member of the Company Group), intentionally: (i) solicit, hire, recruit, attempt to hire or recruit, or induce the termination of employment or service of any employee or other service provider of Company Group (including any independent sales representatives), in each case with the intent to cause such employee or other service provider to cease or lessen such employee’s or service provider’s employment or engagement with any member of the Company Group, or (ii) solicit contact (including but not limited to e-mail, regular mail, express mail, telephone, fax, and instant message), attempt to contact, or meet with the Company’s current, former or prospective clients, vendors or customers for purposes of offering or accepting goods at services similar to or competitive with those offered by the Company Group.
(e)Non-Disparagement. Employee represents covenants and agrees that Employee will not at any time during the Term or after the Termination Date, through any medium, either orally or in writing, including, but not limited to, electronic mail, television or radio, computer networks or internet bulletin boards, blogs, social media, such as Facebook, LinkedIn, or Twitter, or any other form of communication, disparage, defame, impugn, damage or assail the reputation, or cause or lend to cause the recipient of a communication to question the business condition, integrity, competence, good character, professionalism, or business practices of any member of the Company Group or any of their respective stockholders, directors, officers, employees, as applicable, except as required by law re pursuant to a court order. Notwithstanding the foregoing, nothing in this Section 4(e) shall prevent Employee from making any truthful statements required by law or legal process or making any statements or engaging in any activity permitted by Section 4(a)(ii) above.
(f)Assignment of Developments. Employee agrees to assign and hereby assigns without further compensation to the Company and its successors, assigns or designees, all of Employee’s right, title and interest in and to all Business Opportunities and Intellectual Property, and further acknowledges, and agrees that all Business Opportunities and Intellectual Property constitute the exclusive property of the Company.
5.Withholdings; Deductions. The Company may withhold and deduct from any benefits and payments made or to be made pursuant to this Agreement (a) all federal, state, local and other taxes as may be required pursuant to any law or governmental regulation or ruling and (b) any deductions consented to in writing by Employee.
6.Title and Headings; Construction. Titles and headings to Sections hereof are for the purpose of reference only and shall in no way limit, define or otherwise affect the provisions hereof. Any and all Exhibits or Attachments referred to in this Agreement are, by such reference, incorporated herein and made a part hereof for all purposes. Unless the context requires otherwise, all references to laws, regulations, contracts, agreements and instruments refer to such laws, regulations, contracts, agreements and instruments as they may be amended from time to time, and references to particular provisions of laws or regulations include a reference to the corresponding provisions of any succeeding law or regulation. All references to “dollars” or “$” in this Agreement refer to United States dollars. The word “or” is not exclusive. The words “herein”, “hereof”, “hereunder” and other compounds of the word “here” shall refer to the entire Agreement, including all Exhibits attached hereto, and not to any particular provision hereof. Wherever the context so requires, the masculine gender includes the feminine or neuter, and the singular number includes the plural and conversely. All references to “including” shall be construed as meaning “including without limitation.” Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.
7.At-Will Employment. This Agreement is not an employment contract for any particular term and nothing herein alters the at-will nature of Employee’s employment with the Company, as Employee or the Company (and, if Employee becomes employed by any other member of the Company Group, any other member of the Company Group) may terminate the employment relationship at any time and for any reason not prohibited by applicable law or no reason at all.
8.Applicable Law; Submission to Jurisdiction. This Agreement shall in all respects be construed according to the laws of the State of Texas without regard to its conflict of laws principles that would result in the application of the laws of another jurisdiction. With respect to any claim or dispute related to or arising under this Agreement, the parties hereby consent to the exclusive jurisdiction, forum and venue of the state and federal courts (as applicable) located in Dallas County, Texas.
9.Entire Agreement and Amendment. This Agreement contains the entire agreement of the parties with respect to the matters covered herein and supersedes all prior and contemporaneous agreements and understandings, oral or written, between the parties hereto concerning the subject matter hereof. This Agreement may be amended only by a written instrument executed by both parties hereto.
10.Waiver of Breach. Any waiver of this Agreement must be executed by the party to be bound by such waiver. No waiver by either party hereto of a breach of any provision of this Agreement by the other party, or of compliance with any condition or provision of this Agreement to be performed by such other party, will operate or be construed as a waiver of any subsequent breach by such other party or any similar or dissimilar provision or condition at the same or any subsequent time. The failure of either party hereto to take any action by reason of any breach will not deprive such party of the right to take action at any time.
11.Assignment. This Agreement and the rights and obligations hereunder, may not be assigned by the Company, Berry Corporation or the Employee without a written consent signed by all other parties, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, that (a) the Company and Berry Corporation may assign this Agreement without Employee’s consent to any member of the Company Group so long as, following such assignment, either the Company or Berry Corporation remains a guarantor of the Company’s obligations under this Agreement and (b) the Company shall cause this Agreement to be assumed by any successor that continues the business of the Company, including any person or entity that acquires all or substantially all of the assets of the Company.
12.Notices. Notices provided for in this Agreement shall be in writing and shall be deemed to have been duly received (a) when delivered in person, (b) on the first business day after such notice is sent by express overnight courier service, or (c) on the second business day following deposit with an internationally-recognized second-day courier service with proof of receipt maintained, in each case, to the following address, as applicable:
If to the Company, addressed to:
Berry Petroleum Company, LLC
16000 N. Dallas Pkwy, Suite 500
Dallas, Texas 75248
Attn: General Counsel
    If to Berry Corporation, addressed to:

Berry Corporation (bry)
16000 N. Dallas Pkwy, Suite 500
Dallas, Texas 75248
Attn: General Counsel

If to Employee, addressed to Employee’s last known address on file with the Company.

13.Counterparts. This Agreement may be executed in any number of counterparts, including by electronic mail or facsimile, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a copy hereof containing multiple signature pages, each signed by one party, but together signed by both parties hereto.
14.Deemed Resignations. Except as otherwise determined by the Board or as otherwise agreed to in writing by Employee and any member of the Company Group prior to the termination of Employee’s employment with the Company or any member of the Company Group, any termination of Employee’s employment shall constitute, as applicable, an automatic resignation of Employee: (a) as an officer of the Company and each member of the Company Group; (b) from the Board; and (c) from the board of directors or board of managers (or similar governing body) of any member of the Company Group and from the board of directors or board of managers (or similar governing body) of any corporation, limited liability entity, unlimited liability entity or other entity in which any member of the Company Group holds an equity interest and with respect to which board of directors or board of managers (or similar governing body) Employee serves as such Company Group member’s designee or other representative.
15.Section 409A.
(a)Notwithstanding any provision of this Agreement to the contrary, all provisions of this Agreement are intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the applicable Treasury regulations and administrative guidance issued thereunder (collectively, “Section 409A”) or an exemption therefrom and shall be construed and administered in accordance with such intent. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Any payments to be made under this Agreement upon a termination of Employee’s employment shall only be made if such termination of employment constitutes a “separation from service” under Section 409A.
(b)To the extent that any right to reimbursement of expenses or payment of any benefit in-kind under this Agreement constitutes nonqualified deferred compensation (within the meaning of Section 409A), (i) any such expense reimbursement shall be made by the Company no later than the last day of Employee’s taxable year following the taxable year in which such expense was incurred by Employee, (ii) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, and (iii) the amount of expenses eligible for reimbursement or in-kind benefits provided during any taxable year shall not affect the expenses eligible for reimbursement or in-kind benefits to be provided in any other taxable year; provided, that the foregoing clause shall not be violated with regard to expenses reimbursed under any arrangement covered by Section 105(b) of the Code solely because such expenses are subject to a limit related to the period in which the arrangement is in effect.
(c)Notwithstanding any provision in this Agreement to the contrary, if any payment or benefit provided for herein would be subject to additional taxes and interest under Section 409A if Employee’s receipt of such payment or benefit is not delayed until the earlier of (i) the date of Employee’s death or (ii) the date that is six months after the Termination Date (such date, the “Section 409A Payment Date”), then such payment or benefit shall not be provided to Employee (or Employee’s estate, if applicable) until the Section 409A Payment Date. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement are exempt from, or compliant with, Section 409A and in no event shall any member of the Company Group be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Employee on account of non-compliance with Section 409A.
16.Clawback. To the extent required by applicable law or any applicable securities exchange listing standards, or as otherwise determined by the Board (or a committee thereof), amounts paid or payable under this Agreement shall be subject to the provisions of any applicable clawback policies or procedures adopted by the Company, which clawback policies or procedures may provide for forfeiture and/or recoupment of amounts paid or payable under this Agreement.  Notwithstanding any provision of this Agreement to the contrary, the Company reserves the right, without the consent of Employee, to adopt any such clawback policies and procedures, including such policies and procedures applicable to this Agreement with retroactive effect.
17.Severability. If an arbitrator or court of competent jurisdiction determines that any provision of this Agreement (or portion thereof) is invalid or unenforceable, then the invalidity or unenforceability of that provision (or portion thereof) shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect.
[Remainder of Page Intentionally Blank;
Signature Page Follows]

IN WITNESS WHEREOF, Employee and the Company each have caused this Agreement to be executed and effective as of the Effective Date.

EMPLOYEE

/s/ Jeffrey D. Magids
Jeffrey D. Magids

BERRY PETROLEUM COMPANY, LLC

    By:    /s/ Danielle Hunter_______________
Name:    Danielle Hunter
    Title:    President

Signature Page to
Key Employee Agreement

EXHIBIT A
FORM OF RELEASE AGREEMENT
THIS RELEASE AGREEMENT (this “Agreement”) is made by and between Jeffrey Magdis (the “Employee”) and Berry Petroleum Company, LLC, a Delaware limited liability company (the “Company”). This Agreement will become effective, enforceable and irrevocable on the eighth day after the date on which it is executed by the Employee (the “Effective Date”). This Agreement is that Release referenced in that certain Amended and Restated Key Employee Agreement, dated [●], 2025, by and among the Company, Berry Corporation (bry) (“Berry Corporation”) and the Employee (the “Key Employee Agreement”). Capitalized terms used but not defined herein shall have the meaning provided to such terms in the Key Employee Agreement.
WHEREAS, the Company employed the Employee as [TITLE] and the Employee and the Employee’s employment relationship with the Company terminated effective as of [TERMINATION DATE] (the “Termination Date”); and
WHEREAS, the parties desire to set forth each of their rights and obligations regarding the termination of the Employee’s employment with the Company in this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants and conditions in the Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:
1.Termination of Employment. Subject to the provisions of Section 2, the parties hereby agree that the Employee’s employment with the Company terminated on the Termination Date and, as of the Termination Date, the Employee was no longer employed or engaged by the Company or any of its subsidiaries or other affiliates. The Employee acknowledges and agrees that, as of the Termination Date, the Employee is deemed to have automatically resigned as, to the extent applicable: (a) as an officer of the Company and each member of the Company Group; (b) from the Board; and (c) from the board of directors or board of managers (or similar governing body) of any member of the Company Group and from the board of directors or board of managers (or similar governing body) of any corporation, limited liability entity, unlimited liability entity or other entity in which any member of the Company Group holds an equity interest and with respect to which board of directors or board of managers (or similar governing body) the Employee serves as such Company Group member’s designee or other representative.
2.Severance Benefits. Subject to Employee’s fulfillment of the obligations in this Agreement, the Company will pay or provide the Employee with the Severance Benefits, in the manner and as defined under the Key Employee Agreement. The Severance Benefits will not be treated as compensation under the Company’s 401(k) Plan or any other benefit or retirement plan. The Employee shall not be entitled to any additional or future salary or other compensation or severance benefits under any plan or program established by the Company or any of its affiliates, other than the Severance Benefits. The Employee expressly acknowledges and agrees that the Employee has received all leaves (paid and unpaid) to which the Employee has been
Exhibit A

entitled during the Employee’s employment with the Company or any other Released Party, and the Employee has received all wages, bonuses and other compensation, been provided all benefits, and been afforded all rights and been paid all sums, that the Employee has been owed by the Company or any other Released Party as of the date that the Employee signs this Agreement, other than the Severance Benefits.
3.Outstanding Liabilities. Any liabilities the Employee may have to the Company or its affiliates, including, without limitation, any outstanding loans or advances by the Company and any liabilities to reimburse the Company for any personal expenses that the Employee has charged to the Company, must be paid in full before payment of any Severance Benefits. Further, the Employee expressly authorizes the Company to deduct any such amounts from any payment to be made to the Employee under this Agreement, to the extent permitted by applicable law.
4.General Release and Waiver.
(a)    In consideration of receipt of the payments and other consideration provided for in this Agreement and the Key Employee Agreement, that being good and valuable consideration, the receipt, adequacy and sufficiency of which are acknowledged by the Employee, the Employee, on the Employee’s own behalf and on behalf of the Employee’s agents, administrators, representatives, executors, successors, heirs, dependents, devisees and assigns (collectively, the “Releasing Parties”) hereby fully releases, holds harmless, remises, acquits and forever discharges the Company, Berry Corporation and all of their respective affiliates, and each of the foregoing entities’ respective past, present and future officers, directors, shareholders, members, managers, partners, agents, employees, consultants, independent contractors, attorneys, advisers, successors and assigns (collectively, the “Released Parties”), jointly and severally, from any and all claims, rights, demands, debts, obligations, losses, causes of action, suits, controversies, setoffs, counterclaims, third party actions, damages, penalties, costs, expenses, attorneys’ fees, liabilities and indemnities of any kind or nature whatsoever (collectively, the “Claims”), whether known or unknown, suspected or unsuspected, accrued or unaccrued, whether at law, equity, administrative, statutory or otherwise, and whether for injunctive relief, back pay, fringe benefits, reinstatement, reemployment, or compensatory, punitive or any other kind of damages, which any of the Releasing Parties have ever had in the past or presently have against any of the Released Parties, and each of them, up to and including the date that the Employee signs this Agreement, including all such Claims arising from or relating to the Employee’s employment with the Company or its affiliates or the termination of that employment or any circumstances related thereto, or any other matter, cause or thing whatsoever, including all claims arising under or relating to employment, employment contracts (including any employment agreements), employee benefits or purported employment discrimination (of any kind) or harassment or violations of civil rights of whatever kind or nature, including: (i) all Claims arising under the Age Discrimination in Employment Act (“ADEA”), the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Equal Pay Act of 1963, the Rehabilitation Act of 1973, Title VII of the United States Civil Rights Act of 1964, 42 U.S.C. § 1981, the Civil Rights Act of 1991, the Civil Rights Acts of 1866 and/or 1871, the Employee Retirement Income Security Act of 1974 (“ERISA”), the
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WARN Act and state equivalents, the Sarbanes-Oxley Act of 2002, under federal, state, municipal or local anti-discrimination or anti-retaliation law, any federal, state, municipal or local wage and hour law, or any other local, municipal, state, or federal law, regulation or ordinance, (ii) all Claims arising under any public policy, or any contract, tort, or common law Claim, including Claims for breach of fiduciary duty, fraud, breach of implied or express contract, breach of implied covenant of good faith and fair dealing, wrongful discharge or termination, promissory estoppel, infliction of emotional distress, or tortious interference; (iii) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in, or with respect to, any Claim; or (iv) any Claim, whether direct or derivative, arising from, or relating to, the Employee’s status as a member or holder of any equity or other interests in the Company, the Berry Corporation, or any other Released Party. The Employee further agrees that the Employee will not file or permit to be filed on the Employee’s behalf any such Claim. Notwithstanding the preceding sentence or any other provision of this Agreement, this release is not intended to interfere with the Employee’s right to file a charge with government agencies such as the Equal Employment Opportunity Commission (the “EEOC”), the National Labor Relations Board or the Securities and Exchange Commission in connection with any claim the Employee believes it may have against the Company or its affiliates. However, by executing this Agreement, the Employee hereby waives the right to recover from any Released Party in any proceeding the Employee may bring before such agency, including the EEOC or any state human rights commission or in any proceeding brought by the EEOC or any state human rights commission on the Employee’s behalf. Nothing herein prevents the Employee from receiving an award for information provided to a governmental agency.
(b)    This Agreement is not intended to or shall prevent, impede or interfere with Employee’s non-waivable right, without prior notice to the Company, to provide information to the government, participate in investigations, file a complaint, testify in proceedings regarding the Company’s past or future conduct, or to receive or fully retain a monetary award from a government administered whistleblower program for providing information directly to a government agency. Further, the Claims released herein do not include (i) any rights or claims that may first arise after the time that the Employee executes this Agreement; or (ii) any claim to vested benefits under an employee benefit plan that is subject to ERISA.
(c)     This release shall not apply to any obligation of the Company or its affiliates pursuant to this Agreement, or any vested benefit to which the Employee is entitled under any tax qualified pension plan of the Company or its affiliates, COBRA continuation coverage benefits or any other similar benefits required to be provided by statute.
5.Certain Forfeitures in Event of Breach. The Employee acknowledges and agrees that, notwithstanding any other provision of this Agreement, in the event the Employee breaches any of the Employee’s obligations under this Agreement or if the Employee breaches the restrictive covenants set forth in Section 4 of the Key Employee Agreement, the Employee forfeits the right to receive the payments and benefits described in Section 2 of this Agreement to the extent not theretofore paid to the Employee as of the date of such breach or ruling and, if already made as of the time of such breach or ruling, the Employee agrees to reimburse the Company, promptly, for the amount of such payments and benefits.
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6.Cooperation with Proceedings. The Employee agrees to reasonably cooperate (including attending meetings) with respect to any claim, arbitral hearing, lawsuit, action or governmental, regulatory or internal investigation relating to the business of the Company or its affiliates. The Employee agrees to provide prompt disclosure to the Company in response to any inquiry in connection with any such matters. The Company shall reimburse Employee for all reasonable out-of-pocket expenses incurred by Employee in connection with this Section 6.
7.Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the Employee’s employment with the Company and the termination thereof effective as of the Effective Date and supersedes any and all prior understandings, agreements or correspondence between the parties regarding the Employee’s employment with the Company and the termination thereof, except the Key Employee Agreement, which shall expressly survive this Agreement and continue in full force and effect.
8.Knowing and Voluntary Waiver. Subject to the provisions of Section 10 below, the Employee, by the Employee’s free and voluntary act of signing below, acknowledges that (a) the Employee has been given an opportunity to consider whether to agree to the terms contained herein, (b) acknowledges that the Employee understands that this Agreement specifically releases and waives all claims the Employee may have against the Company and the Released Parties (except as otherwise expressly set forth herein), (c) represents that that the Employee has no impairment of any kind which would prevent the Employee from understanding the terms of this Agreement; and (d) agrees to all of the terms of this Agreement and intends to be legally bound thereby.
9.Return of Property. The Employee has, to the best of the Employee’s knowledge, returned to the Company’s Human Resources Department (“Company HR”), or will return within seven (7) days of the date on which the Employee signs this Agreement, all equipment and/or property, including all confidential information, computer software, computer access codes, company credit cards, keys, and all original and copies of notes, documents, files or programs stored electronically or otherwise that relate or refer to the business, customers, financial statements, business contacts or sales of the Company, Berry Corporation, or any of their affiliates.  The Employee also agrees to return promptly to Company HR any such equipment and/or property subsequently discovered by the Employee.
10.Right To Consult Attorney And Voluntary Nature Of Agreement.
(a)    [The Employee, by the Employee’s free and voluntary act of signing below, (i) acknowledges that the Employee has been given a period of [twenty-one (21)] | [forty-five (45)] days to consider whether to agree to the terms contained herein, (ii) acknowledges that the Employee has been advised, and is hereby advised in writing, to consult with an attorney prior to executing this Agreement, (iii) acknowledges that the Employee understands that this Agreement specifically releases and waives all rights and claims it may have under the ADEA prior to the date on which the Employee signs this Agreement, and (iv) agrees to all of the terms of this Agreement and intends to be legally bound thereby. The Employee acknowledges that, if the Employee chooses to sign this Agreement prior to the expiration of this [twenty-one (21)] |
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[forty-five (45)] day period of consideration, the Employee does so voluntarily and waives Employee’s right to the remainder of that period.]1
(b)    The parties hereto acknowledge and agree that each party has reviewed and negotiated the terms and provisions of this Agreement and has contributed to its preparation and had the opportunity to consult counsel. Accordingly, the rule of construction to the effect that ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement. Rather, the terms of this Agreement shall be construed fairly as to both parties hereto and not in favor of or against either party, regardless of which party generally was responsible for the preparation of this Agreement.
11.Revocation. This Agreement will become effective, enforceable and irrevocable on the Effective Date. During the seven-day period prior to the Effective Date, the Employee may revoke the Employee’s acceptance of the Agreement by providing written notice to [NAME] at [ADDRESS] personally delivered or deposited in the U.S. Mail before the expiration of the seven-day period. If the Employee exercises the right to revoke hereunder, the Employee shall forfeit the right to receive any of the payments or benefits provided for herein, and to the extent such payments or benefits have already been made, the Employee agrees that the Employee will immediately reimburse the Company for the amounts of such payments and benefits.
12.Key Employee Agreement. This Agreement shall be subject to the provisions of Sections 4-6, 8, 10-13 and 15-17 of the Key Employee Agreement, which provisions are hereby incorporated by reference as part of this Agreement.
IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized representative and the Employee has signed this Agreement effective as of the day and year first above written.
PLEASE READ CAREFULLY AS THIS DOCUMENT INCLUDES A RELEASE OF ALL CLAIMS. THE EMPLOYEE EXPRESSLY ACKNOWLEDGES AND AGREES THAT THIS RELEASE IS INTENDED TO INCLUDE NOT ONLY CLAIMS THAT THE EMPLOYEE KNOWS ABOUT, BUT ALSO THOSE THAT THE EMPLOYEE DOES NOT KNOW OR SUSPECT TO EXIST AS OF THE EFFECTIVE DATE OF THIS AGREEMENT.

1 This provision will be removed or modified if Employee is under 40 years old at time of release. Language to be customized at the time of separation depending on the applicable consideration period and disclosures required by the Age Discrimination in Employment Act.
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EMPLOYEE:

______________________________    Date:    __________________

Berry Petroleum Company, LLC:

By:                         Date:    __________________
Name:
Title:

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